Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

Product Supplement No. EQUITY MLI-4 (To Prospectus dated February 14, 2025 and Prospectus Supplement dated February 14, 2025) January 20, 2026
GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Notes Linked to One or More Equity Indices, Exchange Traded Funds or Securities
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The notes are senior unsecured debt securities issued by GS Finance Corp., a wholly owned subsidiary of The Goldman Sachs Group, Inc. (the “Guarantor”). Any payment due on the notes is fully and unconditionally guaranteed by the Guarantor. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes.
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The return on the notes will be based on the performance of an underlying “Market Measure,” which will be an equity index (an “Index”); an exchange traded fund (an “Underlying Fund”); the equity securities or American Depositary Receipts (“ADRs”) of a company other than us, the agents, or our respective affiliates (an “Underlying Stock”); a basket of the foregoing; the worst-performing of any of the foregoing; or the best-performing of any of the foregoing.
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For each offering of the notes, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, maturity date and certain risk factors. Further, if specified in the applicable term sheet, a separate supplement, which we refer to as the applicable underlier supplement, will describe the specified Market Measure. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.
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The notes may or may not pay coupons on either a contingent or fixed basis. Depending on the terms of the notes, the amount payable at maturity per unit (the “Redemption Amount”) may be less than, equal to or greater than the principal amount. The notes may or may not be callable or subject to early redemption prior to maturity.
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This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which the notes may be offered and sold, and other relevant information.
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The notes will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.00. The applicable term sheet may also set forth a minimum number of units that you must purchase.
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Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.
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Goldman Sachs & Co. LLC (“GS&Co.”) will act as our selling agent to offer the notes and will act in a principal capacity in such role.

The notes are unsecured obligations of GS Finance Corp. and the related guarantee of the notes is an unsecured obligation of The Goldman Sachs Group, Inc. The notes and the related guarantee are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Goldman Sachs Bank USA or any other bank, and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks, including possible loss of principal. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-7 of this product supplement, “Considerations Relating to Indexed Notes” beginning on page S-10 of the accompanying prospectus supplement and “Considerations Relating to Indexed Securities” beginning on page 101 of the accompanying prospectus. You may lose all or a significant portion of your investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the applicable term sheet, the applicable underlier supplement, if any, or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC

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GS Finance Corp. and the Guarantor have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable term sheet, this product supplement, any applicable underlier supplement or the accompanying prospectus supplement or prospectus with respect to the notes offered by the applicable term sheet or with respect to GS Finance Corp. and the Guarantor. GS Finance Corp. and the Guarantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable term sheet, together with this product supplement, any applicable underlier supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of GS Finance Corp. The information in each applicable term sheet, this product supplement, any applicable underlier supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The applicable term sheet, this product supplement, any applicable underlier supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, any applicable underlier supplement and the accompanying prospectus supplement and prospectus, as well as the applicable term sheet. None of us, the Guarantor or GS&Co. have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it.

Key Terms:

General:

The notes are senior unsecured debt securities issued by GS Finance Corp., a wholly owned finance subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on the notes. The notes rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the notes will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Any payments due on the notes, including any repayment of principal, are subject to credit risk. If GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment.

The return on the notes will be based on the performance of a Market Measure. We may issue notes in which the payment(s) increase if the value of the Market Measure increases (“Bullish Notes”) or we may issue notes in which the payment(s) increase if the value of the Market Measure decreases (“Bearish Notes”).

Each issue of the notes will mature on the date set forth in the applicable term sheet. The notes may or may not pay coupons on either a contingent or fixed basis. The notes may or may not be callable or subject to early redemption prior to maturity.

Market Measure:

The Market Measure may consist of one or more of the following:

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U.S. broad-based Indices;
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U.S. sector or style-based Indices;
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non-U.S. or global Indices;
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Underlying Funds;
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The Underlying Stock of a company other than us, the agents or our respective affiliates (the “Underlying Company”) represented either by a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by ADRs. ADRs are securities issued through depositary arrangements and registered under the Exchange Act that represent non-U.S. equity securities. If an Underlying Stock is an ADR, references to the “Underlying Company” of that Underlying Stock refer to the issuer of the shares underlying the ADR; or
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any combination of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Index, Underlying Fund or Underlying Stock included in any Basket as a “Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The Market Measure may also consist of the “Worst-Performing” (to be defined in the applicable term sheet) of two or more of any of the following types of components: Indices, Underlying Funds, Underlying Stocks and Baskets (the “Worst-Performing Market Measure”). If your notes are linked to the Worst-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Worst-Performing Market Measure.

The Market Measure may also consist of the “Best-Performing” (to be defined in the applicable term sheet) of two or more of any of the following types of components: Indices, Underlying Funds,

Underlying Stocks and Baskets (the “Best-Performing Market Measure”). If your notes are linked to the Best-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Best-Performing Market Measure.

The applicable term sheet may also refer to a Market Measure as an “Underlier” or an “Underlying.”

Payment(s) on the Notes:

The applicable term sheet will set forth the manner in which payment(s) on the notes, including any coupon payment(s) or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes.”

Principal at Risk:

Depending on the terms of the notes there may be no guaranteed return of principal at maturity and you may lose all or a significant portion of your principal amount. Further, if you are able to sell your notes prior to maturity or early redemption, the price you may receive may be less than the price that you paid for your notes.

Calculation Agent:

The calculation agent will make all determinations associated with the notes. Unless otherwise set forth in the applicable term sheet, GS&Co. is serving as the calculation agent for the notes. See “Description of the Notes—Role of the Calculation Agent.”

Default Amount:

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

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the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
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the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period:

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

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no quotation of the kind referred to above is obtained, or
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every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the final calculation day, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions:

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

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A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or
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P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

This product supplement relates only to the notes and does not relate to any Index, Underlying Fund or Underlying Stock that comprises the Market Measure described in any applicable term sheet. You should read carefully the entire prospectus, prospectus supplement, any applicable underlier supplement and this product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. Additional risk factors may be set forth in the applicable term sheet. If information in this product supplement is inconsistent with the accompanying prospectus or prospectus supplement or any applicable underlier supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

Neither Goldman Sachs nor any dealer participating in the offering is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus.

Please note that in this product supplement, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, or “Guarantor” refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

None of this product supplement, the accompanying prospectus, the accompanying prospectus supplement nor any other document or materials relating to the issue of the notes offered hereby is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).

The communication of this product supplement, the accompanying prospectus, the accompanying prospectus supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and this product supplement, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this product supplement, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, the accompanying prospectus, the accompanying prospectus supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, the accompanying prospectus, the accompanying prospectus supplement and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, the accompanying prospectus, the accompanying prospectus supplement and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, the accompanying prospectus, the accompanying prospectus supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the applicable term sheet, any applicable underlier supplement and/or other supplement, the accompanying prospectus supplement and the accompanying prospectus, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable term sheet, there may not be a fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of a Market Measure and therefore you may lose all or a significant portion of your investment at maturity if the value of the Market Measure decreases over the term of the notes (or in the case of Bearish Notes, increases). You should read the applicable term sheet to determine the extent to which your investment in the notes may result in the loss of your investment due to changes in the value of a Market Measure.

The payment(s) on the notes may be limited to a maximum return and may be less than a comparable investment directly in the Market Measure or any of its underlying assets. If so specified in the applicable term sheet, the notes may have a fixed maximum return, regardless of the performance of the Market Measure. In such a case, your return on the notes may be less than the return that you could have realized if you invested directly in the Market Measure (or any securities, commodities or other assets represented by the Market Measure), and you will not receive the full benefit of any appreciation (or in the case of Bearish Notes, decreases) in the value of the Market Measure beyond that maximum return.

In addition, unless otherwise set forth in the applicable term sheet, the value of the Market Measure as of any date will not reflect the value of dividends paid, or distributions made, on the Market Measure or any of its underlying assets, or any other rights associated with the Market Measure or those underlying assets. Further, investing in your notes will not make you a holder of any shares of a Market Measure or the underlying assets, as applicable. Neither you nor any other holder or owner of your notes will have any rights with respect to the Market Measure or the underlying assets, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the Market Measure or the underlying assets or any other rights of a holder of any shares of a Market Measure or the underlying assets, as applicable. Thus, any return on the notes will not reflect the return you would realize if you actually owned the Market Measure or any of its underlying assets.

Additionally, the Market Measure may consist of an Index or Underlying Fund that includes components traded in a non-U.S. currency that, for purposes of calculating the level of such Index or Underlying Fund, are not converted into U.S. dollars. If the value of that currency strengthens against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned shares or units of the Market Measure or those components, as applicable.

The historical performance of the Market Measure should not be taken as an indication of its performance during the term of the notes. The Market Measure or a Basket Component may perform better or worse during the term of the notes than it has historically. The historical performance of the Market Measure or a Basket Component, including any historical performance set forth in the applicable term sheet, should not be taken as an indication of its future performance.

You may not receive any coupons on the notes and any return on the notes may be less than the yield on a conventional debt security of comparable maturity. The applicable term sheet will state whether your notes pay a coupon. If your notes are coupon bearing, they may only pay contingent coupons or pay coupons at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. To the extent that coupon payments on the notes are contingent upon the performance of a Market Measure, the greater the expected volatility of the Market Measure at the time the terms of your notes are set, the greater the expectation is at that time that you may not receive the contingent coupon payments. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your notes may be called prior to maturity. If so specified in the applicable term sheet, your notes may be called at our option prior to maturity, or may be automatically called upon the occurrence of certain specified events prior to maturity. If the notes are called, the term of the notes will be short. In such a case, your ability to receive any coupons over the term of the notes, if applicable, will be limited. No further payment(s) will be made on the notes after they have been called. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity.

Payments on the notes will not reflect changes in the value of the Market Measure other than on the Observation Dates or during the Maturity Valuation Period, as applicable. Unless otherwise specified in the applicable term sheet, changes in the value of the Market Measure during the term of the notes other than on the Observation Dates or during the Maturity Valuation

Period, as applicable, will not be reflected in the determinations as to payments on the notes. To make these determinations, the calculation agent will refer only to the value of the Market Measure on the Observation Dates or the calculation days during the Maturity Valuation Period, as applicable. As a result, even if the value of the Market Measure has increased (or in the case of Bearish Notes, decreased) at certain times during the term of the notes, you may not receive any positive return on the notes or may lose some or all of your investment if the value of the Market Measure subsequently declines (or in the case of Bearish Notes, increases) on the Observation Dates or the calculation days during the Maturity Valuation Period. In addition, if the Maturity Valuation Period for the notes consists of two or more scheduled calculation days, the Redemption Amount may be less than it would have been had the Redemption Amount been calculated based on the value of the Market Measure on any particular calculation day.

More favorable economic terms are generally associated with a Market Measure with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the value of the Market Measure. The greater the expected volatility with respect to the Market Measure on the pricing date, the higher the expectation as of the pricing date that the value of the Market Measure could decrease over the term of the notes (or in the case of Bearish Notes, increase), indicating a higher expected risk of loss on the notes. This greater expected risk will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity or in more favorable terms than for similar securities linked to the performance of a Market Measure with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher coupon rate may or increased economic terms may indicate an increased risk of loss. The volatility of the Market Measure can change significantly over the term of the notes. The value of the Market Measure for your notes could fall sharply, which could adversely affect the return on the notes.

If your notes are linked to a Basket, changes in the values of one or more of the Basket Components may be offset by changes in the values of one or more of the other Basket Components. The Market Measure of your notes may include a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Basket at any time, increases in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components that are more heavily weighted could have a greater impact upon the value of the Basket and, consequently, the return on your notes. In each case, the reverse may be true as to Bearish Notes.

If your notes are linked to the Worst-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets, the notes will be subject to the risks of each Index, Underlying Fund, Underlying Stock or Basket, not a basket composed of the foregoing, and will be negatively affected if the value of any Index, Underlying Fund, Underlying Stock or Basket decreases, even if the value of any other Index, Underlying Fund, Underlying Stock or Basket does not. If your notes are linked to the Worst-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets (the “Worst-Performing Notes”), you will be subject to the risks associated with each Index, Underlying Fund, Underlying Stock or Basket. Worst-Performing Notes will not be linked to an overall basket composed of the Indices, Underlying Funds, Underlying Stocks or Baskets, where the depreciation in the value of one Index, Underlying Fund, Underlying Stock or Basket could be offset to some extent by the appreciation in the value of the other Index, Underlying Fund, Underlying Stock or Basket. In this case, the individual performance of each Index, Underlying Fund, Underlying Stock or Basket would not be combined, and the depreciation in the value of one Index, Underlying Fund, Underlying Stock or Basket would not be offset by any appreciation in the value of the other Index, Underlying Fund, Underlying Stock or Basket. For example, you could lose some or all of your investment in the notes if the value of one Index, Underlying Fund, Underlying Stock or Basket has declined over the term of the notes, even if the value of each other Index, Underlying Fund, Underlying Stock or Basket has increased over the term of the Notes. The same analysis is true with respect to all determinations to be made for the Worst-Performing Notes. In each case, the reverse is true as to Bearish Notes.

If your notes are Worst-Performing Notes, you will not benefit in any way from the performance of the better performing Index, Underlying Fund, Underlying Stock or Basket. If your notes are Worst-Performing Notes, the return on the notes will depend solely on the performance of the Worst-Performing Index, Underlying Fund, Underlying Stock or Basket, and you will not benefit in any way from the performance of the better performing Index, Underlying Fund, Underlying Stock or Basket. The notes may underperform a similar investment in each of the Indices, Underlying Funds, Underlying Stock or Baskets or a similar alternative investment linked to a basket composed of the Indices, Underlying Funds, Underlying Stock or Baskets. In either such case, the performance of the better performing Index, Underlying Fund, Underlying Stock or Basket would be blended with the performance of the Worst-Performing Index, Underlying Fund, Underlying Stock or Basket, resulting in a potentially better return than what you would receive on the notes.

If your notes are Worst-Performing Notes, it is more likely that you will not receive a positive return on the notes and will lose some or all of your investment. With two Indices, Underlying Funds, Underlying Stocks or Baskets, it is more likely that the value of one Index, Underlying Fund, Underlying Stock or Basket will decline during the term of the notes than if the notes were linked to only one of the Indices, Underlying Funds, Underlying Stock or Baskets, in which case you may not receive a positive return on the notes and may lose some or all of your investment.

If your notes are Worst-Performing Notes, you will be subject to risks relating to the relationship between the Indices, Underlying Funds, Underlying Stocks or Baskets. By investing in Worst-Performing Notes, you assume the risk that the Indices, Underlying Funds, Underlying Stocks or Baskets may not exhibit a positive correlation (i.e., a tendency for their values to increase or decrease at similar times and by similar magnitudes). The less correlated the Indices, Underlying Funds, Underlying Stocks or Baskets, the more likely it is that the value of one Index, Underlying Fund, Underlying Stock or Basket will decline during the term of the notes, in which case you may not receive a positive return on the notes and may lose some or all of your investment. It is impossible to predict what the relationship between the Indices, Underlying Funds, Underlying Stocks or Baskets will be over the term of the notes.

If your notes are linked to the Best-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets, the Best-Performing Index, Underlying Fund, Underlying Stock or Basket may have poor performance and may not significantly outperform the lesser-performing Indices, Underlying Funds, Underlying Stocks and/or Baskets, as applicable. Even if your notes are linked to the Best-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets (the “Best-Performing Notes”), the Best-Performing Market Measure may nevertheless have poor performance. Each Index, Underlying Fund, Underlying Stock or Basket to which the notes are linked may experience significant declines, and the fact that the notes are Best-Performing Notes does not mean that you will receive any positive return or not suffer a loss on the notes. Moreover, the Best-Performing Market Measure may not significantly outperform the lesser-performing Indices, Underlying Funds, Underlying Stocks and/or Baskets, as applicable. There is no assurance that having exposure to the Best-Performing Market Measure will provide a meaningful benefit relative to having exposure to only one Index, Underlying Fund, Underlying Stock or Basket, as applicable.

The notes are subject to the credit risk of GS Finance Corp., as issuer, and the credit risk of The Goldman Sachs Group, Inc., as guarantor. Although the return on the notes will be based on the performance of the Market Measure, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected. Any payments on the notes will not be adjusted based on the price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in such notes will differ from, and may be substantially less than, the return on notes purchased at the principal amount. If you purchase your notes at a premium to the principal amount, the return on your investment in the notes will be lower than it would have been had you purchased the notes at principal amount or a discount to principal amount.

We may sell an additional aggregate principal amount of the notes at a different issue price. At our sole option, with respect to an offering of notes, we may decide to sell an additional aggregate principal amount of such notes subsequent to the date of the applicable term sheet. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price which was paid in the original sale.

Valuation- and Market-related Risks

The estimated value of your notes at the time the terms of your notes are set on the pricing date is less than the public offering price of your notes. The public offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date will be set forth in the applicable term sheet; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable term sheet, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. If specified in the applicable term sheet, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount set forth in the applicable term sheet) will decline to zero on a straight line basis over the period from the date thereof through the additional amount end date set forth in the applicable term sheet. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the public offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your notes may not have an active trading market.” below.

Your notes may not have an active trading market. Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, the number of potential buyers of your notes in any secondary market may be limited, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The notes are not designed to be short-term trading instruments. Unless otherwise set forth in the applicable term sheet, you have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

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Value of the Market Measure. We anticipate that the market value of the notes prior to maturity or a call generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases. The reverse will be true as to Bearish Notes. However, as the value of the Market Measure increases or decreases, the market value of the notes may not increase or decrease at the same rate. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above (or in the case of Bearish Notes, below) its value on the pricing date, then you may receive less than the principal amount of your notes.
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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of the notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable upon a call or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate prior to the maturity date of the notes.
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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Market Measure and the market value of the notes. If the Market Measure or a Basket Component, as applicable, includes one or more Underlying Funds or Indices that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets (a “non-U.S. Market Measure”), or if an Underlying Stock is an ADR, the value of your notes may also be adversely affected by similar events in the markets of the relevant foreign countries.
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Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. The level of interest rates also may affect the U.S. economy and any applicable market outside of the United States, and in turn, the value of the Market Measure, and, thus, the market value of the notes may be adversely affected. In the case of non-U.S. Market Measures or any Underlying Stock that is an ADR, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Market Measure or ADR, and, thus, the market value of the notes may be adversely affected.
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Dividend Yields. In general, if the cumulative dividend yields on the securities included in the Market Measure or a Basket Component or any Underlying Stock, as applicable, increase, we anticipate that the market value of the notes will decrease.
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Exchange Rate Movements and Volatility. If the Market Measure of your notes or any Basket Component, as applicable, consists of or includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your notes, and the payments on the notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have an adverse impact on the value of your notes.
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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of the notes.
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Time to Maturity. There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity may decrease, such that the value of the notes will approach the expected Redemption Amount to be paid at maturity.

The calculation agent, which is an affiliate of ours, will have the authority to make determinations that could affect the market value of your notes, when your notes mature and the amount, if any, payable on your notes. As of the date of this product supplement, GS&Co. is serving as the calculation agent for the notes. As calculation agent for your notes, GS&Co. will make all determinations with respect to the notes as specified in the applicable term sheet, including whether a Market Disruption Event has occurred and in some cases the levels of the Market Measure or Basket Components. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of a Market Measure that is an Index or Underlying Fund and certain adjustments relating to anti-dilution with respect to a Market Measure that is an Underlying Stock or Underlying Fund. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. GS&Co. will not have any obligation to consider your interests as a holder of the notes in exercising its discretion as calculation agent under the notes. We may change the calculation agent at any time without notice, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

Conflict-related Risks

Other investors in the notes may not have the same interests as you. Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, Market Measure or Basket Components or underlying assets thereof or other similar securities, which may adversely impact the market for or value of your notes.

Hedging activities by Goldman Sachs or our distributors may negatively impact investors in the notes and cause our interests and those of our clients and counterparties to be contrary to those of investors in the notes. As we describe under “Use of Proceeds” and “Hedging” below, Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the Market Measure or Basket Components or underlying assets thereof, or, if applicable, the currencies in which Market Measure is denominated, as applicable. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the Market Measure or Basket Components or underlying assets thereof, as applicable, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final calculation day for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other Market Measure-linked notes whose returns are linked to changes in the level of the Market Measure or Basket Components or underlying assets thereof, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the Market Measure or Basket Components —directly or, in the case of a Market Measure that is an Index or Underlying Fund, indirectly by affecting the price of the underlying assets — and therefore the market value of your notes and the amount we will pay on your notes, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. See the applicable term sheet and the applicable product supplement, if any, for a further discussion of transactions in which Goldman Sachs may engage.

Goldman Sachs’ trading and investment activities for its own account or for its clients, or the trading and investment activities of our distributors or their affiliates, could negatively impact investors in the notes. Goldman Sachs is a global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities, or any similar activities of our distributors or their affiliates, may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties or our distributors or their affiliates will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the Market Measure or Basket Components or underlying assets thereof, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise. The same may be true as to our distributors or their affiliates.

Goldman Sachs’ market-making activities, or the market-making activities of our distributors or their affiliates, could negatively impact investors in the notes. Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the Market Measure or Basket Components or underlying assets thereof, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes. The foregoing may also be true as to our distributors or their affiliates.

If Goldman Sachs or our distributors or their affiliates becomes a holder of any securities of the Market Measure or Basket Components or underlying assets thereof, as applicable, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You should expect that Goldman Sachs personnel or the personnel of our distributors or their affiliates will take research positions, or otherwise make recommendations, provide investment advice or market color or encourage trading strategies that might negatively impact investors in the notes. Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. Our distributors or their affiliates may also engage in similar activities or recommend various investment strategies. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the Market Measure or Basket Components or underlying assets thereof, as applicable, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs our distributors or their affiliates will have or develop independent views of the Market Measure or Basket Components or underlying assets thereof, as applicable, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs and our distributors or their affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which may include the sponsors of the Market Measure or Basket Components, as applicable, the investment advisors of the Market Measure or Basket Components, as applicable, or the issuers of the Market Measure or the underlying assets or other entities that are involved in the transaction. Goldman Sachs and our distributors or their affiliates regularly provide financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs and our distributors or their affiliates will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the Market Measure or Basket Components, as applicable, the investment advisors of the Market Measure or Basket Components, or the issuers of the Market Measure or underlying assets, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs and our distributors or their affiliates, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the Market Measure or Basket Components or underlying assets thereof, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain personnel of Goldman Sachs or our distributors or their affiliates may have access to confidential material non-public information about these parties that would not be disclosed to employees that were not working on such transactions as such entities have established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information received by such entities would not be shared with employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs or our distributors or their affiliates receive any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs and our distributors or their affiliates will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs or our distributors or their affiliates of any such other fees or other amounts.

The offering of the notes may reduce an existing exposure of Goldman Sachs or facilitate a transaction or position that serves the objectives of Goldman Sachs or our distributors or their affiliates. A completed offering may reduce Goldman Sachs’ existing exposure to the Market Measure or Basket Components or underlying assets thereof, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the Market Measure or Basket Components, underlying assets and currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or our distributors or their affiliates or another client or counterparty thereof. In such a case, Goldman Sachs or our distributors or their affiliates would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Market Measure-related Risks

No Index Publisher or investment advisor of a Market Measure or the Underlying Index tracked by such Market Measure will have any obligations relating to the notes. No Index Publisher or investment advisor of a Market Measure or the Underlying Index tracked by such Market Measure will have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason, including taking any actions that might adversely affect the value of the Market Measure or the value of the notes. None of the foregoing will receive any of the proceeds from any offering of the notes nor will they be responsible for, or participate in, the offering of the notes. None of the foregoing will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

Our offering of the notes does not constitute a recommendation of the Market Measure. You should not take our offering of the notes as an expression of our views or the views of our distributors or their affiliates about how any Market Measure or Basket Component will perform in the future or as a recommendation to invest in any Market Measure or Basket Component, including through an investment in the notes. As we are part of a global financial institution, we, and our affiliates may, and often do, have positions (both long and short) in the Market Measure or the Basket Components that may conflict with an investment in the notes. The same may be true as to our distributors or their affiliates. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Exchange rate movements may adversely impact the value of the notes. If any security or commodity represented by a Market Measure or a Basket Component, as applicable, is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of the Market Measure, is converted into U.S. dollars, then the value of the Market Measure may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those underlying assets, the value of the applicable Market Measure may be adversely affected and payments on the notes may be reduced.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If the Market Measure or a Basket Component, as applicable, to which your notes are linked includes equity securities traded on foreign exchanges, or if shares of an Underlying Company are also listed on a foreign exchange your return may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

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Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.
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Political, Economic and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

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Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, the accounting, auditing and financial reporting standards and requirements applicable to foreign companies may differ from those applicable to U.S. companies.

Additional Risks Relating to Indices

The policies of the applicable Index Publisher and changes that affect such Market Measure or underlying assets comprising such Market Measure, could affect the amount payable on your notes and their market value. Unless otherwise specified in the applicable term sheet, the policies of the applicable Index Publisher concerning the calculation of the level of a Market Measure to which your notes are linked, additions, deletions or substitutions of the underlying assets comprising such Market Measure, and the manner in which changes affecting the underlying assets or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the level of the Market Measure, could affect the level of the applicable Market Measure and, therefore, the amount payable on your notes and the market value of your notes. The amount payable on your notes and their market value could also be affected if the applicable Index Publisher changes these policies, for example, by changing the manner in which it calculates the level of the Market Measure or the method by which it constructs the Market Measure, or if the Index Publisher discontinues or suspends calculation or publication of the level of the Market Measure, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the level of the Market Measure — and thus the amount payable on your notes — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining a Market Measure level on any Market Measure Business Day and the amount payable on your notes more fully under “Description of the Notes—Discontinuance of an Index” below.

Except to the extent The Goldman Sachs Group, Inc. or our distributors or their affiliates is one of the companies whose common stock(s) comprise the applicable Market Measure, and except to the extent that we or our affiliates or our distributors or their affiliates may currently or in the future own securities of, or engage in business with, the applicable Index Publisher or the issuers of the underlying assets, there is no affiliation between the issuers of the underlying assets or such Index Publisher and us or our distributors or their affiliates. The common stock of The Goldman Sachs Group, Inc. or the common stock of our distributors or their affiliates may be represented in any number of Indices. In addition, we or our affiliates or our distributors or their affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable Index Publisher or the issuers of the underlying assets. Unless otherwise disclosed in the applicable term sheet, we and our distributors or their affiliates are not otherwise affiliated with the issuers of the underlying assets or the Index Publisher. Neither we nor any of our affiliates or our distributors or their affiliates have the ability to control the actions of any Index Publisher. Neither we nor any of our affiliates or our distributors or their affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to any Market Measure or issuer of any underlying asset. You, as an investor in your notes, should make your own investigation into the Market Measure and the issuers of the underlying assets.

Neither the Index Publisher nor the issuer of any other underlying asset is involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the Index Publisher nor the issuer of any underlying asset has any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

Additional Risks Relating to Underlying Funds

The Policies of the investment advisor and changes that affect the Market Measure, or the Underlying Index tracked by such Market Measure, could affect the amount payable on your notes and their market value. Unless otherwise specified in the applicable term sheet, the policies of the applicable investment advisor concerning the Market Measure, the method by which such Market Measure attempts to track the index underlying such Market Measure (“Underlying Index”), the investment objective, the other investment policies of the investment advisor, and similar matters could affect the level of the such Market Measure and, therefore, the amount payable on your notes and the market value of your notes. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the Market Measure or levels of the Market Measure — and thus the amount payable on your notes — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the levels of the Market Measure on any Market Measure Business Day and the amount payable on your notes more fully under “Description of the Notes—Discontinuance of or Material Change to an Underlying Fund” below.

Except to the extent The Goldman Sachs Group, Inc. or our distributors or their affiliates is one of the companies whose common stock(s) are held by an Underlying Fund and one of the companies whose common stock(s) comprise its Underlying Index, and except to the extent that GS&Co. and one or more of our other affiliates or our distributors or their affiliates act as authorized participants in the distribution of, and, at any time, may hold, shares of, the applicable Underlying Fund to which your notes are linked, there is no affiliation between the investment advisor of such Underlying Fund or the Sponsor of Its Underlying Index and us or our distributors or their affiliates. The common stock of The Goldman Sachs Group, Inc. or the common stock of our distributors or their affiliates may be held by any number of Underlying Funds and represented in their respective Underlying Indices. If a Market Measure to which your notes are linked is an Underlying Fund, GS&Co. and one or more of our other affiliates or our distributors or their affiliates may act, from time to time, as authorized participants in the distribution of shares of such Underlying Fund, and, at any time, may hold shares of the Underlying Fund. Unless otherwise disclosed in the applicable term sheet, Goldman Sachs and our distributors or their affiliates is not otherwise affiliated with the investment advisor of such Underlying Fund or the issuers of the underlying assets. Our affiliates and our distributors or their affiliates may currently or from time to time in the future engage in business with the investment advisor of such Underlying Fund, the sponsor of its Underlying Index or the issuers of the underlying assets. Nevertheless, neither we nor any of our affiliates or our distributors or their affiliates have the ability to control the actions of any investment advisor of an Underlying Fund or the issuers of the underlying assets of an Underlying Fund. Neither we nor any of our affiliates or our distributors or their affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the Underlying Fund, its Underlying Index or the issuers of the underlying assets. You, as an investor in your notes, should make your own investigation into such Underlying Fund, its Underlying Index and the issuers of the underlying assets.

Neither the investment advisor of such Underlying Fund nor the issuer of any underlying asset is involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the Underlying Fund investment advisor nor any such issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

Risks associated with the applicable Underlying Index, or underlying assets of an Underlying Fund, as applicable, will affect the value of that Underlying Fund and hence the value of the notes. An Underlying Fund is a fund that may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and its performance may be designed to track the performance of an Underlying Index. While the notes are linked to an Underlying Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share or unit price of that Underlying Fund and hence the value of the notes.

The value of the shares of an Underlying Fund that is a passively-managed Underlying Fund may not track the level of the Underlying Index. Although the trading characteristics and valuations of shares of a passively-managed Underlying Fund will usually mirror the characteristics and valuations of its Underlying Index, the value of the shares of such Underlying Fund may not closely track the level of its Underlying Index. The value of a share of an Underlying Fund may reflect transaction costs and fees incurred or imposed by the issuer of the Underlying Fund that are not included in the calculation of its Underlying Index. Additionally, because the Underlying Fund may not actually hold all of the stocks that comprise its Underlying Index, but may invest in a representative sample of securities which have a similar investment profile as the stocks that comprise its Underlying Index, and may hold investments that are not included in its Underlying Index, the Underlying Fund may not fully replicate the performance of its Underlying Index.

There is no assurance that an active trading market will continue for the Underlying Fund or that there will be liquidity in any such trading market; further, the Underlying Fund is subject to management risks, securities lending risks and custody risks. Although all of the shares of an Underlying Fund may be listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlying Fund or that there will be liquidity in any such trading market.

In addition, an Underlying Fund is subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. In addition, the investment advisor may be permitted to engage in securities lending with respect to a portion of an Underlying Fund's total assets, which could subject the Underlying Fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, an Underlying Fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. If your notes are linked to an Underlying Fund that is an Underlying Fund which is listed or has underlying assets comprising the Underlying Fund listed in a country that may be considered to be a country with an emerging market, low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, each Underlying Fund is subject to listing standards adopted by the applicable securities exchange. There can be no assurance that an Underlying Fund will continue to meet the applicable listing requirements, or that an Underlying Fund will not be delisted.

An Underlying Fund and its Underlying Index are different and the performance of an Underlying Fund may not correlate with the performance of its Underlying Index. Although an Underlying Fund generally invests in all of the securities included in its Underlying Index, an Underlying Fund may not hold all or substantially all of the equity securities included in its Underlying Index and may hold securities or assets not included in its Underlying Index. For example, it is possible that an Underlying Fund may not always fully replicate the performance of its Underlying Index due to unavailability of certain securities included in its Underlying Index in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). Further, although an Underlying Fund seeks to track the performance of its Underlying Index as closely as possible, such Underlying Fund’s return may not match or achieve a high degree of correlation with the return of its Underlying Index due to, among other things, transaction costs.

In addition, the performance of an Underlying Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index and this may increase the tracking error of such Underlying Fund. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between an Underlying Fund and its Underlying Index. Finally, because the shares of an Underlying Fund are traded on a U.S. securities exchange and are subject to market supply and investor demand, the market value of one share of such Underlying Fund may differ from the net asset value per share of such Underlying Fund.

For all of the foregoing reasons, the performance of an Underlying Fund may not correlate with the performance of its Underlying Index. Consequently, the return on the notes will not be the same as investing directly in an Underlying Fund or in its Underlying Index or in the underlying assets comprising such Underlying Fund or in the underlying assets comprising such Underlying Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its Underlying Index.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the notes. As a result of the time zone difference, if applicable, between the cities where the underlying assets held by an Underlying Fund trade and the cities in which shares or units of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Market Measure Business Days in the locations where the notes (or any related Underlying Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the notes (or any related Underlying Fund) trade are closed.

The payment on the notes will not be adjusted for all events that could affect an Underlying Fund. The Price Multiplier(s), the value of an Underlying Fund, the amount payable on the notes, and other terms of the notes may be adjusted for specified events affecting any Underlying Fund, as described in the section entitled “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” However, these adjustments do not cover all events that could affect the market price of an Underlying Fund. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amount payable on the notes may adversely affect the Closing Market Price of any Underlying Fund and the amount payable on the notes, and, as a result, the market value of the notes.

Additional Risks Relating to Underlying Stocks

There is no affiliation between the issuer of an Underlying Stock and us or our distributors or their affiliates. None of Goldman Sachs or our distributors or their affiliates is affiliated with the issuer of any Underlying Stock to which your notes may be linked. However, we or our affiliates or our distributors or their affiliates may currently or from time to time in the future engage in business with such issuer. Neither we nor any of our affiliates or our distributors or their affiliates have the ability to control the actions of any issuer of an Underlying Stock to which your notes may be linked. Neither we nor any of our affiliates or our distributors or their affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the issuer. You, as an investor in your notes, should make your own investigation into the issuer of such Underlying Stock.

The issuer of such Underlying Stock is not involved in the offering of your notes in any way and does not have any obligation of any sort with respect to your notes. Thus, the issuer of the Underlying Stock does not have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your notes.

We will not hold shares of an Underlying Stock to which your notes are linked for your benefit. The indenture governing your notes does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of an Underlying Stock to which your notes are linked that is acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of such Underlying Stock for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of such Underlying Stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

In some circumstances the amount payable on your notes may be based on the securities of another company and not the issuer of the Underlying Stock. Following certain corporate events relating to such Underlying Stock where its issuer is not the surviving entity, the amount payable on your notes may be based on the securities of a successor to such issuer or any cash or any other assets distributed to holders of shares of such Underlying Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of your notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Description of the Notes — Anti-dilution Adjustments Relating to Underlying Stocks” below.

The payment on the notes will not be adjusted for all corporate events that could affect an Underlying Company. The Price Multiplier(s), the values of an Underlying Stock, the amount payable on the notes, and other terms of the notes may be adjusted for the specified corporate events affecting an Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments for Underlying Stocks.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of equity securities for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or any other terms of the notes may adversely affect the Closing Market Price of an Underlying Stock and the amount payable on the notes, and, as a result, the market value of the notes.

Risks Relating to Underlying Stocks That Are ADRs

There are important differences between the rights of holders of ADRs and the rights of holders of the securities represented by the ADRs. You should be aware that if the amount payable on the notes is linked to the price of the ADRs and not to the relevant securities that they represent. There are important differences between the rights of holders of ADRs and the rights of holders of the securities represented by the ADRs. Each ADR is a security evidenced by an American depositary receipt that typically represents one or a fraction of one represented security. The ADRs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the ADR depositary, the applicable underlying stock issuer, and holders of the ADRs, which may be different from the rights of holders of the applicable securities represented by the ADRs. For example, an underlying stock issuer may make distributions in respect of the securities represented by the ADRs that are not passed on to the holders of its ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the applicable securities represented by the ADRs; however, the value of the ADRs may not completely track the value of those shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the applicable securities represented by the ADRs. Any such differences between the rights of holders of the ADRs and the rights of holders of the securities represented by the ADRs may be significant and may materially and adversely affect the value of the ADRs and, as a result, the notes.

Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR. If an Underlying Stock is an ADR, the market price of that Underlying Stock will generally track the U.S. dollar value of the market price of its underlying equity securities. Therefore, if the value of the related foreign currency in which the underlying equity securities are traded decreases relative to the U.S. dollar, the market price of the Underlying Stock may decrease while the market price of the underlying equity securities remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of that Underlying Stock and consequently, the value of your notes and the amount payable on the notes.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United Sates and other countries important to international trade and finance.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR. Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying equity securities. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the equity securities in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying equity securities that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of your notes.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the notes. If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the Over-The-Counter Bulletin Board Service (the “OTC Bulletin Board”) operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, that Underlying Stock will be deemed to be the Underlying Company’s equity securities rather than the ADRs, and the calculation agent will determine the price of the Underlying Stock by reference to those equity securities, as described below under “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying equity securities may adversely affect the value of the notes and the amounts payable on the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure or Basket Components, as applicable, that you should review prior to purchasing the notes.

Tax-related Risks

The U.S. federal income tax consequences of an investment in the notes are complex and, in some cases, uncertain and may be adverse to a holder of the notes. The tax consequences of an investment in your notes are complex and, in some cases, are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of the Market Measure or Basket Components (in the case of Underlying Stocks and Underlying Funds), the underlying assets, listed or over-the-counter options, futures and/or other instruments linked to the Market Measure or Basket Components, the underlying assets, foreign currencies or other instruments linked to the Market Measure or Basket Components, the underlying assets and Indices designed to track the performance of the relevant equity markets or components of such markets on or before the pricing date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to the Market Measure or any one or more of the Basket Components, the underlying assets or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

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expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the Market Measure, some or all of the Basket Components or some or all underlying assets or foreign currencies;
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may take or dispose of positions in the securities of the issuers of the underlying assets themselves or the Market Measure or Basket Components (in the case of Underlying Stocks and Underlying Funds);
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may take or dispose of positions in listed or over-the-counter options or other instruments based on the Market Measure or Basket Components designed to track the performance of the stock exchanges or other components of the equity markets;
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may take short positions in the underlying assets or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or
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may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the Market Measure or Basket Components, the underlying assets or the foreign currencies. We expect these steps to involve sales of instruments linked to the Market Measure or Basket Components, the underlying assets or the foreign currencies on or shortly before the final calculation day. These steps also may involve sales and/or purchases of the Market Measure or Basket Components or some or all of the underlying assets or listed or over-the-counter options, futures or other instruments linked to the Market Measure or any one or more of the Basket Components or the foreign currencies, some or all of the underlying assets or Indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series F” that will be issued under the senior debt indenture dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. The senior debt indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Notes We May Offer” in the prospectus supplement and “Description of Debt Securities We May Offer” in the prospectus. These documents should be read in connection with the applicable term sheet.

Without limiting the foregoing, similar product supplements dated as of a date earlier than the date of this product supplement may have terms that differ from the terms described in this product supplement, including with respect to the method used to determine whether a dividend or other distribution with respect to an Underlying Stock is an extraordinary dividend. Unless otherwise specified in the applicable term sheet, the terms in the product supplement that is specified in a term sheet for the original issuance of notes will control in the event of a conflict with the terms of this product supplement.

Our payment obligations on the notes are fully and unconditionally guaranteed by the Guarantor. The notes will rank equally in right of payment with all of our other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor from time to time outstanding, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payments due on the notes, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of The Goldman Sachs Group, Inc., as guarantor.

The maturity date of the notes and the aggregate principal amount of each issue of the notes will be stated in the applicable term sheet. If any scheduled payment date, including the maturity date, is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

The notes may not guarantee the return of principal at maturity. The notes will be payable only in U.S. dollars. Except as set forth in the applicable term sheet and as discussed below, the notes are not redeemable by us or repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.00. The CUSIP number for each issue of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Certain Terms of the Notes

Coupons. We may issue notes that are coupon-bearing, or that do not bear coupons. We may issue notes in which the payment of coupons for one or more periods is contingent upon the occurrence of one or more specified events. For so long as the notes are held in book-entry only form, we will pay coupons to the persons in whose names the notes are registered at the close of business one business day prior to each payment date. If the notes are not held in book-entry only form, the record dates will be the first day of the month in which the applicable coupon payment is due. The applicable term sheet will set forth whether the notes are coupon-bearing and, if so, the applicable coupon and calculation method.

Payment(s) on the Notes. The amount payable at maturity, or the “Redemption Amount”, may be determined according to one or more “calculation days” occurring shortly before the maturity date of the notes (such period, the

“Maturity Valuation Period”). We may also issue notes in which coupon payments, the Redemption Amount, or payment in connection with redemption of the notes, is determined according to one or more “Observation Dates” occurring during the term of the notes. If so specified in the applicable term sheet, we may use a different term to refer to calculation days or Observation Dates. The Redemption Amount and any amounts payable in connection with redemption of the notes will be paid to the person in whose names the notes are registered on the applicable payment date or the maturity date. The applicable term sheet will provide examples of payments on the notes.

Redemption Prior to Maturity. If so specified in the applicable term sheet, your notes may be called prior to maturity at our option, or may be automatically called prior to maturity upon the occurrence of certain specified events, in each case in whole or in part, on the date or dates as specified in the applicable term sheet and, if called at our option, upon such notice as specified in the applicable term sheet. The applicable term sheet will also set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable term sheet, the notes are not subject to redemption at the option of the holder prior to maturity.

Business Days. When we refer to a business day with respect to your notes, we mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. A day is a scheduled business day if, as of the pricing date, such day is scheduled to be a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Market Measure Business Days. Unless otherwise specified in the applicable term sheet, as to any Index, a “Market Measure Business Day” means a day on which (1) the respective securities exchange on which each of the securities that comprise such Index has its primary listing is open for trading and (2) the Index(es) (or any successor) is calculated and published. Unless otherwise specified in the applicable term sheet, as to any Underlying Fund, a “Market Measure Business Day” means a day on which the securities exchange on which that Underlying Fund has its primary listing is open for trading. Unless otherwise specified in the applicable term sheet, as to any Underlying Stock, a “Market Measure Business Day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the securities exchange on which that Underlying Stock has its primary listing.

Unless otherwise specified in the applicable term sheet or unless the context otherwise requires, when we refer to a scheduled Market Measure Business Day with respect to any Market Measure, we mean a day that is scheduled to be such a Market Measure Business Day as of the pricing date.

Events Relating to Observation Dates. If a scheduled Observation Date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, the applicable Observation Date will be the immediately succeeding Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the closing level or Closing Market Price of the applicable Index, Underlying Fund or Underlying Stock for such Observation Date will not be determined on a date later than the fifth scheduled Market Measure Business Day after the scheduled Observation Date, and if such date is not a Market Measure Business Day, or if there is a Market Disruption Event on that date, the calculation agent will determine (or, if not determinable, estimate) the closing level or Closing Market Price of the applicable Index, Underlying Fund or Underlying Stock for such Observation Date in a manner which the calculation agent considers commercially reasonable under the circumstances on that fifth scheduled Market Measure Business Day.

If, due to a Market Disruption Event or otherwise, a scheduled Observation Date is postponed, the applicable payment date will be postponed to the business day that is the same number of business days after such Observation Date as postponed as the number of business days from but excluding the originally scheduled Observation Date to and including the originally scheduled payment date.

Notwithstanding the foregoing, if a scheduled Observation Date overlaps with a calculation day during the Maturity Valuation Period and is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, such Observation Date will be postponed, and the closing level or the Closing Market Price of the applicable Index, Underlying Fund or Underlying Stock for such Observation Date will be determined, in accordance with the same procedures for such overlapped calculation day during the Maturity Valuation Period as described under “—Events Relating to Calculation Days” below.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

Events Relating to Calculation Days.

Notes with a Maturity Valuation Period which Consists of Two or More Scheduled Calculation Days. If the Maturity Valuation Period for the notes consists of two or more scheduled calculation days and, with respect to an Index, Underlying Fund or Underlying Stock, (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the closing level or the Closing Market Price, as applicable, of the Index, the Underlying Fund or the Underlying Stock for the applicable non-calculation day will be the closing level or the Closing Market Price, as applicable, of the Index, the Underlying Fund or the Underlying Stock on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing level or the Closing Market Price, as applicable, of the Index, the Underlying Fund or the Underlying Stock on the next calculation day will also be deemed to be the closing level or the Closing Market Price, as applicable, of the Index, the Underlying Fund or the Underlying Stock on the first and second scheduled calculation days during the Maturity Valuation Period. If no further scheduled calculation days occur after a non-calculation day, or if every scheduled calculation day after that non-calculation day is also a non-calculation day, then the closing level or the Closing Market Price, as applicable, of the Index, the Underlying Fund or the Underlying Stock for that non-calculation day and each following non-calculation day, if any, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the fifth scheduled Market Measure Business Day after such originally scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event.

If, due to a Market Disruption Event or otherwise, the final calculation day in the Maturity Valuation Period is postponed, the stated Maturity Date will be postponed to the business day that is the same number of business days after such final calculation day as postponed as the number of business days from but excluding the originally scheduled final calculation day to and including the originally scheduled Maturity Date.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

Notes with a Maturity Valuation Period which Consists of Only One Scheduled Calculation Day. If the Maturity Valuation Period for the notes consists of only one scheduled calculation day and, with respect to an Index, Underlying Fund or Underlying Stock, the scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, the calculation day will be the immediately succeeding Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the closing level or Closing Market Price, as applicable, of the Index, the Underlying Fund or the Underlying Stock for such calculation date will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the fifth scheduled Market Measure Business Day after such originally scheduled calculation day, regardless of the occurrence of a Market Disruption Event or non-Market Measure Business Day on that fifth scheduled Market Measure Business Day.

If, due to a Market Disruption Event or otherwise, the final calculation day in the Maturity Valuation Period is postponed, the stated Maturity Date will be postponed to the business day that is the same number of business days after such final calculation day as postponed as the number of business days from but excluding the originally scheduled final calculation day to and including the originally scheduled Maturity Date.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

The Market Measure

The applicable term sheet will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure or the Basket Components, as applicable. However, historical values of the Market Measure or the Basket Components are not indicative of its future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest in or any other rights with respect to the Market Measure or any of its underlying assets, including any voting rights, dividends paid, or other distributions made, or any other rights with respect to the Market Measure, a Basket Component or their respective underlying assets.

Any information regarding any Underlying Stock or any Underlying Company will be derived from publicly available documents. Any Underlying Stock, including an ADR, will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located through the SEC’s website, www.sec.gov. None of us, the Guarantor, the selling agent or any of our or their affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Underlying Stock is not a recommendation to buy or sell the Underlying Stock. None of us, the Guarantor, the selling agent or any of our or their affiliates makes any representation to any purchaser of the notes as to the performance of any Underlying Stock.

Closing Market Price

The “Closing Market Price” for one share of an Underlying Fund or Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any Market Measure Business Day means any of the following:

•
if the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading;
•
if the Underlying Fund or Underlying Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;
•
if the closing price of the Underlying Fund or Underlying Stock (or such other security) cannot be determined as set forth in the two bullet points above, and the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S.

dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or
•
if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund or Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, GS&Co. and/or any of our affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable term sheet, for any applicable Market Measure Business Day under the terms of the notes, the value of an Underlying Fund or Underlying Stock will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier.” The initial Price Multiplier for an Underlying Fund or Underlying Stock will be 1, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Fund will be subject to adjustment for certain events relating to that Underlying Fund as described in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” The Price Multiplier for each Underlying Stock will be subject to adjustment for certain corporate events relating to that Underlying Stock as described in “—Anti-Dilution Adjustments Relating to Underlying Stocks.”

Market Disruption Events

As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in the Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index (as defined in “—Discontinuance of an Index”);

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Index, or any successor index, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise; or

(C)

(i) component stocks constituting 20% or more, by weight, of the Index, or (ii) option or futures contracts, if available, relating to the Index, or to component stocks constituting 20% or more, by weight, of the Index, do not trade on what were the respective primary markets for those component stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below and/or in the applicable term sheet.

For the purpose of determining whether a Market Disruption Event as to any Index has occurred:

(1)

a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;
(3)

a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index, or any successor index;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or
(5)

if applicable to Indices with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Fund, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)
the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares or units of the Underlying Fund (or successor underlying fund, as defined in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund”) on the primary exchange where such shares or units trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);
(B)
the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares or units of the Underlying Fund (or successor underlying fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares or units of the Underlying Fund;
(C)
the Underlying Fund does not trade on what was the primary market for the Underlying Fund, as determined by the calculation agent in its sole discretion;

(D) with respect to an Underlying Fund that holds equity securities, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or the successor Underlying Index, as defined in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund”) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(E) the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any successor underlying index, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below and/or in the applicable term sheet.

The applicable term sheet will identify, if applicable, any additions or changes to the Market Disruption Events for an Underlying Fund.

For the purpose of determining whether a Market Disruption Event as to any Underlying Fund has occurred:

(1) a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2) a decision to permanently discontinue trading in the shares or units of the Underlying Fund (or the successor underlying fund) or the relevant futures or options contracts relating to such shares or units or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3) a suspension in trading in a futures or options contract on the shares or units of the Underlying Fund (or the successor underlying fund) or the relevant Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund;

(4) subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5) if applicable to an Underlying Fund or an Underlying Index with component stocks listed on the NYSE, for the purpose of clauses (A) and (D) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Stock (which, for purposes of this section includes any “successor Underlying Stock,” which refers to the equity securities or the ADRs of any Successor Entity (as defined below in “—Anti-Dilution Adjustments—Reorganization Events”)), a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Stock on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, in options contracts or futures contracts related to the shares of the Underlying Stock on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Stock, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(C)	the Underlying Stock does not trade on what was the primary market for the Underlying Stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” below and/or in the applicable term sheet.

For the purpose of determining whether a Market Disruption Event as to any Underlying Stock has occurred:

(1)

a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Underlying Stock or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;
(3)

a suspension in trading in a futures or options contract on the shares of the Underlying Stock, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Stock;

(4)

Subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5)

for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, the publisher of an Index to which your notes are linked (an “Index Publisher”) may make a material change in the method of calculating an Index or in another way that changes the Index such that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made. In this case, the calculation agent will, at the close of business in New York, New York, on each date that the closing level is to be calculated, make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of the Index, as so adjusted.

Discontinuance of an Index

After the applicable pricing date, an Index Publisher may discontinue publication of an Index to which an issue of the notes is linked. The Index Publisher or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the original Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant Index Publisher or other entity and calculate the level of the Index at any time required under the terms of the notes.

If an Index Publisher discontinues publication of the applicable Index before the end of the Maturity Valuation Period and the calculation agent does not select a successor index, then on each relevant day that the level of the Index must be determined, until the earlier to occur of:

•	the determination of final payment on the notes; and
•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance.

If a successor index is selected or the calculation agent calculates a level as a substitute as to any Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your notes are linked may adversely affect trading in the notes.

Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds

As to any Underlying Fund, the calculation agent, in its sole discretion, may adjust the Price Multiplier and any other terms of the notes if an event described below occurs after the applicable pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of the applicable Underlying Fund or successor underlying fund.

The Price Multiplier for an Underlying Fund resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Fund.

No adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by the Underlying Fund for cash or in connection with the occurrence of a partial tender or exchange offer for shares of the Underlying Fund by the Underlying Fund.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Fund or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Fund and the other terms of the notes as a result of certain events related to an Underlying Fund, which include, but are not limited to, the following:

Share Splits and Reverse Share Splits. If an Underlying Fund is subject to a share split or reverse share split, then once such split has become effective, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•
the prior Price Multiplier; and
•
the number of shares or units that a holder of one share or unit of the Underlying Fund before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

For example, a two-for-one share split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse share split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Share Dividends. If an Underlying Fund is subject to (i) a share dividend (i.e., an issuance of additional shares or units of Underlying Fund) that is given ratably to all holders of the Underlying Fund, then, once the dividend has become effective and the Underlying Fund is trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•
the prior Price Multiplier; and
•
the number of additional shares or units issued in the share dividend with respect to one share or unit of the Underlying Fund;

provided that no adjustment will be made for a share dividend for which the number of shares or units of the Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a share or unit dividend of one new share or unit for each share or unit held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Fund to reflect any cash dividends or cash distributions paid with respect to that Underlying Fund other than Extraordinary Dividends, as defined below, and distributions described in “—Other Distributions” below and in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is extraordinary or special. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•
the prior Price Multiplier; and
•
a fraction, the numerator of which is the Closing Market Price per share or unit of the Underlying Fund on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share or unit of the Underlying Fund on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•
in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend minus the amount per share or unit of the immediately preceding non-Extraordinary Dividend for that share or unit; or
•
in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Fund described in “—Other Distributions” below and in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an Underlying Fund, after the applicable pricing date, declares or makes a distribution to all holders of the shares or units of the applicable Underlying Fund of any class of its securities (other than shares or units of the applicable Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares or units are trading ex-dividend, the Price Multiplier for such Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•
the prior Price Multiplier; and
•
a fraction, the numerator of which will be the Current Market Price per share or unit of the applicable Underlying Fund, and the denominator of which will be the Current Market Price per share or unit of the applicable Underlying Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share or unit of the applicable Underlying Fund.

The “Current Market Price” of any Underlying Fund means the arithmetic average of the Closing Market Prices of one share of such Underlying Fund for the five Market Measure Business Days prior to the Market Measure Business Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Price Multiplier.

“Ex-dividend date” means the first Market Measure Business Day on which transactions in the shares or units of the Underlying Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the Closing Market Price of such distributed property on such ex-dividend date.

Reorganization Events

If after the pricing date and on or before the final calculation day during the Maturity Valuation Period as to any Underlying Fund, the Underlying Fund (or successor underlying fund, as defined below) has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Underlying Fund (or successor underlying fund) is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for such Underlying Fund (or successor underlying fund) or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund (or successor underlying fund) to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described in “—Anti-Dilution and Discontinuance Events Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” For the avoidance of doubt, any adjustment will be made after the effective date of the reorganization and not on the date of the announcement or a plan or intention to effect such an event.

Discontinuance of or Material Change to an Underlying Fund

If shares or units of an Underlying Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange traded fund being referred to herein as a “successor underlying fund”). In that event, the calculation agent will adjust the applicable Price Multiplier, as necessary, such that the successor underlying fund closely replicates the performance of the Underlying Fund.

If an Underlying Fund (or a successor underlying fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Underlying Fund (or a successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or a successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or a successor underlying fund) or, if the Underlying Fund is considered to be actively managed, reflect the investment objective of that Underlying Fund (or a successor underlying fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent will determine the Closing Market Price of the Underlying Fund (or the successor underlying fund) in good faith and in its sole discretion.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying Fund (or a successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the Underlying Fund (or that successor underlying fund) for all purposes of the notes.

If at any time:

•
the Underlying Index of an Underlying Fund (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of the Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or
•
an Underlying Fund (or a successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Underlying Fund, or a material change to the related Underlying Index) so that the Underlying Fund does not, in the opinion of the calculation agent, fairly represent the price per share or unit of that Underlying Fund (or that successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or that successor underlying fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent will determine the Closing Market Price of the Underlying Fund (or the successor underlying fund) in good faith and in its sole discretion.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Underlying Fund or the related Underlying Index may adversely affect trading in the notes.

Anti-Dilution Adjustments Relating to Underlying Stocks

As to any Underlying Stock (which, for purposes of this section includes any successor Underlying Stock), the calculation agent, in its sole discretion, may adjust the Price Multiplier and any other terms of the notes if an event described below occurs after the applicable pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of the applicable Underlying Stock or successor Underlying Stock.

The Price Multiplier for an Underlying Stock resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Stock.

No adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Stock if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by any Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for any Underlying Stock by the Underlying Company.

Following certain corporate events relating to an Underlying Stock, where the Underlying Company is not the surviving entity, any payment you receive on the notes may be based on the equity securities of a successor to the Underlying Company or on any cash or other assets distributed to holders of the Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Stock or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Stock and the other terms of the notes as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for that Underlying Stock will be adjusted such that the new Price Multiplier will equal the product of:

•
the prior Price Multiplier; and
•
the number of shares that a holder of one share of the Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of the Underlying Stock or (ii) a distribution of additional shares of the Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend or distribution has become effective and the Underlying Stock is trading ex-dividend, the applicable Price Multiplier will be adjusted on the first Market Measure Business Day on which transactions in shares of the Underlying Stock trade on the relevant exchange without the right to receive an applicable dividend or other distribution (the “ex-dividend date”) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•
the prior Price Multiplier; and
•
the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Stock to reflect any cash dividends or cash distributions paid with respect to that Underlying Stock other than Extraordinary Dividends, as defined below, and distributions described in “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is extraordinary or special. In making such determination, the calculation agent may, but is not required to, take in to account (i) the characterization of such cash dividend or other distribution by the issuer of the relevant Underlying Stock as special or extraordinary or (ii) the announcement of adjustment(s) in respect of such cash dividend or other distribution made by the Options Clearing Corporation or any other options exchange selected by the calculation agent as the primary market for listed option contracts related to the Underlying Stock. If an Extraordinary Dividend occurs, the applicable Price Multiplier will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•
the prior Price Multiplier; and

•
a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•
in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or
•
in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in “—Issuance of Transferable Rights or Warrants” below or clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues to all holders of record of the Underlying Stock transferable rights or warrants to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock under a shareholder rights plan or arrangement, then the applicable Price Multiplier will be adjusted on the Market Measure Business Day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

• the prior Price Multiplier; and

• the number of shares of the Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and on or prior to the final calculation day during the Maturity Valuation Period, as to any Underlying Stock:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;
(b)

the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;
(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;
(e)

the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;
(g)

there occurs any reclassification or change of the Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of the Underlying Stock to another entity or person;

(h)

the Underlying Company or any Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act

(an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event, which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange, and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

Anti-Dilution Adjustments to Underlying Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made, as if the Underlying ADR was the Underlying Stock described above. For example, if the stock represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable term sheet, with respect to the notes linked to an Underlying ADR (or an Underlying Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A) holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the equity securities of the Underlying Company represented by the Underlying ADR; or

(B) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of equity securities of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the ADRs, in the absence of any of the events described above, elects to adjust the number of equity securities of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier for any Underlying Stock or to the other terms of the notes, including the method of determining the Redemption Amount, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier for any Underlying Stock or any other terms of the notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on an Underlying Stock or any successor underlying stock. For example, if an Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on that Underlying Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Starting Value by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Underlying Stock will be deemed to be the Underlying Company’s equity securities rather than the Underlying ADR. The calculation agent will determine the price of the Underlying Stock by reference to those equity securities. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s equity securities on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Baskets

If the Market Measure to which your notes are linked includes a Basket, the Basket Components and if necessary, the definition of Market Measure Business Day will be set forth in the applicable term sheet. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the value of the Basket on the pricing date. The Basket Components may or may not have equal Initial Component Weights, as set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

The value of the Basket on the pricing date will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Component on the applicable pricing date, based on the weighting of that Basket Component. The Component Ratio for each Basket Component will equal:

•
the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by
•
the closing level or the Closing Market Price, as applicable, of that Basket Component on the applicable pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the value of the Basket will equal 100 on the applicable pricing date. The Component Ratios will not be revised subsequent to their determination on the applicable pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights, or Component Ratios of a Basket, all of which will be set forth in the applicable term sheet.

Example: The hypothetical Basket Components are Underlying Fund ABC, Index XYZ, and Index RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Level or Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Underlying Fund ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Value of the Basket on the pricing date				100.00

(1)	This column sets forth the hypothetical closing level or Closing Market Price, as applicable, of each Basket Component on the hypothetical pricing date.
(2)

The hypothetical Component Ratio for each Basket Component equals its Initial Component Weight (expressed as a percentage) multiplied by 100, and then divided by the hypothetical closing level or Closing Market Price, as applicable, of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Unless otherwise stated in the applicable term sheet, if a Market Disruption Event occurs on the applicable pricing date as to any Basket Component or the pricing date is determined by the calculation agent not to be a Market Measure Business Day for any Basket Component by reason of an extraordinary event, occurrence, declaration or otherwise, the calculation agent will establish the closing level or the Closing Market Price, as applicable, of that Basket Component (the “Basket Component Closing Level”), and thus its Component Ratio, based on the closing level or the Closing Market Price, as applicable, of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs for that Basket Component. In the event that a Market Disruption Event or non-Market Measure Business Day occurs for that Basket Component on the pricing date and on each scheduled Market Measure Business Day thereafter to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Level, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable. The final term sheet will provide the Basket Component Closing Level, a brief statement of the facts relating to the establishment of the Basket Component Closing Level (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning set forth in “—Market Disruption Events.”

Value of the Basket

The calculation agent will calculate the value of the Basket for an applicable day by summing the products of the closing level or the Closing Market Price, as applicable, of each Basket Component on such day (multiplied by its Price Multiplier on such day, if applicable) multiplied by the Component Ratio for that Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

Unless otherwise specified in the applicable term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled Observation Date or calculation day during the Maturity Valuation Period or (ii) any such date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing levels or the Closing Market Prices, as applicable, of the Basket Components for such non-calculation day, as follows:

•
The closing level or the Closing Market Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its closing level or the Closing Market Price, as applicable, on such non-calculation day.
•
The closing level or the Closing Market Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described in “—Certain Terms of the Notes—Events Relating to Observation Dates” and “—Certain Terms of the Notes—Events Relating to Calculation Days” as applicable, provided that references to “closing level” or “Closing Market Price” will be deemed to be references to the closing level or Closing Market Price of the applicable Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding payments on the notes, the Price Multiplier, the Market Measure, any Market Disruption Events, a successor index, successor underlying fund or successor underlying stock, Market Measure Business Days, business days, calculation days, non-calculation days, any anti-dilution adjustments, and determinations related to any adjustments to, or discontinuance of, any Index or Underlying Fund. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

Unless otherwise specified in the applicable term sheet, GS&Co. is serving as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the amounts payable on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Limited Events of Default

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “Summary — Default amount” above.

For the purpose of determining whether the holders of our Series F medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding principal amount of each security as the outstanding principal amount of that security. Although the terms of the notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including the notes offered hereby, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Proceeds, before expenses, to GSFC”, in the applicable term sheet. GS&Co. proposes initially to offer each note it purchases to the public at the public offering price specified in the applicable term sheet and, if the applicable term sheet so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable term sheet.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable term sheet. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is neither:

(i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor

(ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This product supplement, along with the applicable term sheet, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement, along with the applicable term sheet, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction

(whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this product supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This product supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this product supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

U.S. FEDERAL INCOME TAX summary

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the notes supplements, and to the extent inconsistent supersedes, the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is based upon the advice of Sidley Austin LLP, our tax counsel. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Principal at Risk Notes

Notes Treated as Single Financial Contracts

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, the notes with terms described in this product supplement that do not guarantee the return of principal at maturity and do not pay any coupons should be treated as single financial contracts with respect to the Market Measure that are “open transactions” for U.S. federal income tax purposes, and under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization. This discussion assumes that the notes with terms described in this product supplement that do not guarantee the return of principal at maturity and do not pay any coupons constitute single financial contracts with respect to the Market Measure for U.S. federal income tax purposes. If the notes did not constitute single financial contracts, the tax consequences described below would be materially different.

Notes Treated as Income-Bearing Single Financial Contracts

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes with terms described in this product supplement that do not guarantee the return of principal at maturity and have one or more associated Contingent Coupon Payments, we intend to treat the notes for all tax purposes as income-bearing single financial contracts with respect to the Market Measure. Under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the notes with terms described in this product supplement that do not guarantee the return of principal at maturity and have one or more associated Contingent Coupon Payments as income-bearing single financial contracts with respect to the Market Measure, unless otherwise specified in the applicable term sheet. This discussion assumes that the notes with terms described in this product supplement that do not guarantee the return of principal at maturity and have one or more associated Contingent Coupon Payments constitute income-bearing single financial contracts with respect to the Market Measure for U.S. federal income tax purposes. If the notes did not constitute income-bearing single financial contracts, the tax consequences described below would be materially different.

Notes Treated as Put Options and Deposits

No statutory, judicial or administrative authority directly addresses the proper treatment of the notes with terms described in this product supplement that do not guarantee the return of principal at maturity, have one or more associated Fixed Coupon Payments and have no upside at maturity or instruments substantially similar to such notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to such notes. Significant aspects of the U.S. federal income tax consequences of an investment in the notes with one or more associated Fixed Coupon Payments are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Sidley Austin LLP, the treatment of the notes with terms described in this product supplement that do not guarantee the return of principal at maturity, have one or more associated Fixed Coupon Payments and no upside at maturity described below is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the notes with terms described in this product supplement that do not guarantee the return of principal at maturity, have one or more associated Fixed Coupon Payments and no upside at maturity (including alternative treatments of such notes). Unless otherwise expressly stated, the remainder of this discussion is based upon, and assumes, the treatment of each note with terms described in this product supplement that do not guarantee the return of principal at maturity, have one or more associated Fixed Coupon Payments and no upside at maturity as a Unit consisting of the Put Option and the Deposit, as well as the allocation of the Coupon payments and issue price of the note described below.

We intend to treat the notes with terms described in this product supplement that do not guarantee the return of principal at maturity, have one or more associated Fixed Coupon Payments and no upside at maturity for all tax purposes as a unit (a “Unit”) consisting of the following:

(i)
a put option (the “Put Option”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based upon the performance of the Market Measure; and
(ii)
a deposit with us of a fixed amount of cash, equal to the issue price of the Note, to secure your obligation under the Put Option (the “Deposit”) that pays you interest based on our cost of borrowing at the time of issuance (the “Deposit Interest”).

This characterization of the notes is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

Unless otherwise stated, the following discussion as it applies to principal at risk notes is based on the characterization described above and assumes that there is a significant possibility of a significant loss of principal on an investment in the notes.

We will not attempt to ascertain whether the issuer of any Market Measure or any component stock included in a Market Measure that is an index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of any Market Measure or of one or more stocks included in a Market Measure that is an index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the notes. You should refer to information filed with the SEC by the issuer of any Market Measure or any component stock included in a Market Measure that is an index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of any Market Measure or any component stock included in a Market Measure that is an index is or becomes a PFIC or is or becomes a United States real property holding corporation.

Principal Return at Maturity Notes

Notes Treated as Contingent Payment Debt Instruments

Unless otherwise noted in the applicable term sheet, if your notes have a term of more than one year and guarantee the return of principal at maturity, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to taxation under the “noncontingent bond method.”

Notes Treated as Short-Term Debt Securities

Unless otherwise noted in the applicable term sheet, if your notes have a term of one year or less and guarantee the return of principal at maturity, you will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize your notes for all tax purposes as short-term debt securities that provide for contingent payments.

U.S. Holders

Principal at Risk Notes

Notes Treated as Single Financial Contracts

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes that do not guarantee the return of principal at maturity and do not pay any coupons prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the notes. A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. If the U.S. Holder held the notes for one year or less, the gain or loss generally will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. Holder should not be required to recognize income over the term of the notes prior to maturity, other than pursuant to an earlier taxable disposition of the notes.

Notes Treated as Income-Bearing Single Financial Contracts

Although the U.S. federal income tax treatment of a Contingent Coupon Payment on notes that do not guarantee the return of principal at maturity is uncertain, we intend to take the position, and the following discussion assumes, that any Contingent Coupon Payment constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the notes you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any Contingent Coupon Payment as described in the preceding sentence.

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any Contingent Coupon Payment, which would be taxed as described above) and the U.S. Holder’s tax basis in the notes. A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. The deductibility of capital losses is subject to limitations.

Notes Treated as Put Options and Deposits

The Deposit Interest payments will be included in the income of a U.S. Holder as interest at the time that such interest is accrued or received in accordance with such U.S. Holder’s regular method of tax accounting. The Put Option premium will not be included in the income of a U.S. Holder until the sale, exchange, redemption or maturity of the notes. Accordingly, all of the Put Option premium payments on the notes (except for the last Put Option premium payment) generally will not be included in the income of a U.S. Holder when they are received.

If at maturity the U.S. Holder receives cash equal to the full principal amount plus the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the entire amount of Put Option premiums received, which amount is equal to the sum of all of the Put Option premium payments received.

If at maturity the U.S. Holder receives an amount of cash that is less than the full principal amount and receives the last Deposit Interest payment and the last Put Option premium payment, then such U.S. Holder (i) will include the last Deposit Interest payment in income as interest in the manner described above and (ii) will recognize long-term capital gain or loss (or, short-term capital gain or loss if the term of the notes is one year or less) with respect to the remaining cash received at maturity (other than the last Put Option premium payment) in an amount equal to the difference between (1) the sum of all of the Put Option premiums received (including the last Put Option premium payment) and (2) the excess of the principal amount of the note over the amount of such cash received.

Upon a redemption of the notes prior to maturity, a U.S. Holder (i) would include the last Deposit Interest payment in income as interest in the manner described above and (ii) would recognize short-term capital gain equal to the sum of all the Put Option premium payments received.

Upon a sale or exchange of a note prior to maturity (except upon redemption of the notes prior to maturity, which is described above), a U.S. Holder will generally recognize short-term or long-term capital gain or loss with respect to the Deposit (depending upon the U.S. Holder’s holding period for the notes). The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Option. For purposes of determining the amount of such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments, which would be taxed as described above) between the Deposit and the Put Option based upon their respective fair market values on the date of such sale or exchange. In general, the amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Option plus the total Put Option premiums previously received by the U.S. Holder should be treated as short-term capital gain. Notwithstanding the foregoing, if the fair market value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange (other than amounts attributable to accrued but unpaid Deposit Interest payments), the U.S. Holder should be treated as having (i) sold or exchanged the Deposit for an amount equal to its fair market value on such date and (ii) made a payment (the “Put Option Assumption Payment”) equal to the amount of such excess in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Option. In such event, the U.S. Holder should recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the difference between the total Put Option premiums previously received by the U.S. Holder and the Put Option Assumption Payment.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of notes that do not guarantee the return of principal at maturity, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes. In particular, if the notes have a term that exceeds one year, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or redemption of the notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange or redemption of the notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If the notes have a term of one year or less, the IRS could assert that the notes are short-term debt instruments. If the IRS were successful in that regard, a U.S. holder who uses the accrual method of accounting generally should be required to accrue any original issue discount on the notes on a straight-line basis. At maturity, or upon a sale, exchange or redemption, a U.S. holder using either a cash or accrual method of accounting generally should recognize taxable gain (all or a portion of which may be treated as ordinary income) or loss in an amount equal to the difference between the amount realized and such holder’s tax basis in the notes.

The IRS could also assert that the notes are short-term debt instruments, with the result that the timing and character of income or loss on the notes might differ from the tax treatment described above.

In addition, it is possible that the notes with terms described in this product supplement that have one or more associated Contingent Coupon Payments could be treated as a unit consisting of a deposit and a put option written by the note holder, in which case the timing and character of income on the notes would be affected significantly.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the notes.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange or redemption of the notes should be treated as ordinary gain or loss.

If any Market Measure is an index that periodically rebalances, it is possible that the notes could be treated as a series of income-bearing single financial contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the notes on each rebalancing date in return for new notes that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Possible Application of Section 1260 of the Code. As described above, the IRS, as indicated in the Notice, is considering whether Section 1260 of the Code generally applies or should apply to notes that do not guarantee the return of principal at maturity, including in situations where a Market Measure is not the type of financial asset described under Section 1260 of the Code.

If any Market Measure is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the notes will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the notes will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or settlement).

If an investment in the notes is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of notes will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the notes will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the notes and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the settlement date for an amount equal to the portion of the issue price of the notes attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale, exchange or redemption of the notes at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the notes will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the notes. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the notes.

Principal Return at Maturity Notes

Notes Treated as Contingent Payment Debt Instruments

If the notes are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such notes generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report original issue discount based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the note. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its original issue discount on a note must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a note generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the note (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the note). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the note.

A “projected payment schedule” with respect to a note generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that note equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the notes, a U.S. Holder of a note (regardless of its tax accounting method) generally will be required to accrue as original issue discount the sum of the daily portions of interest on the note for each day in the taxable year on which the holder held the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the note, as set forth below. The daily portions of interest for a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on the note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note at the beginning of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the note and any interest previously accrued on the note by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the note for previous accrual periods.

A U.S. Holder of a note generally will be required to include in income original issue discount in excess of actual cash payments received for certain taxable years. In addition to the accrued original issue discount, a U.S. Holder will be required to recognize interest income equal to the amount of any positive adjustment for a note for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the note that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the note over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not treated as a deductible miscellaneous itemized deduction under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the note or to reduce the amount realized on a sale, exchange, retirement or other disposition of the note.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the note become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the note and the character of any gain or loss on the sale of the note will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable supplement will include a table that sets forth the following information with respect to the principal amount of the notes for each of the applicable accrual periods through the maturity date of the notes: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the settlement date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable supplement. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table will be set forth in the final supplement prepared in connection with the initial sale of the notes.

Upon a sale, exchange, retirement, or other disposition of a note prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the note. A U.S. Holder’s tax basis in a note generally will equal the cost of that note, increased by the amount of original issue discount previously accrued by the holder for that note (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the notes. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the note. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of notes with these features should carefully examine the applicable supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such notes.

Notes Treated as Short-Term Debt Securities

Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they are required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale, exchange or retirement. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash basis U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder it may elect to include accrued “acquisition discount” with respect to a short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including original issue discount will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Non-U.S. Holders

Principal at Risk Notes

Notes Treated as Single Financial Contracts

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes that do not guarantee the return of principal at maturity and do not pay any coupons, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

Notes Treated as Income-Bearing Single Financial Contracts

Because the U.S. federal income tax treatment of the notes that do not guarantee the return of principal at maturity and provide for one or more associated Contingent Coupon Payments (including the tax treatment of any Contingent Coupon Payment) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes that do not guarantee the return of principal at maturity and provide for one or more associated Contingent Coupon Payments (not including for the avoidance of doubt amounts representing any Contingent Coupon Payment which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange or redemption of the notes or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange or redemption of the notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement and certain other conditions are satisfied.

Notes Treated as Put Options and Deposits

Assuming the treatment of the notes treated as Put Options and Deposits is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code, of Section 897 of the Code, and the discussions in the accompanying prospectus regarding FATCA, Fixed Coupon Payments with respect to a note, and gain realized on the sale, exchange or redemption of such note, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•
the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•
the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•
the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code;
•
the certification requirement described below has been fulfilled with respect to the beneficial owner; and
•
the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Moreover, among the issues addressed in the Notice described in “U.S. Holders--Alternative Tax Treatments” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the notes, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the notes treated as Put Options and Deposits, including the possible implications of the Notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the notes to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above, to the discussion regarding Section 871(m) below and to the discussion regarding FATCA in the accompanying prospectus). However, in the event of a change of law or any formal or informal guidance by the IRS, the Treasury or Congress, we (or the applicable paying agent) may decide to withhold on payments made with respect to the notes to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption or settlement and certain other conditions are satisfied.

FIRPTA. Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether the issuer of any Market Measure or the issuer of any component stock included in a Market Measure should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the non-U.S. holder on a U.S. federal income tax return, generally in the same manner as if the non-U.S. holder were a U.S. holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests, as specified in the applicable Treasury regulations. In the case of securities that are regularly traded, an interest in 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the securities will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

Principal Return at Maturity Notes

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of notes that guarantee the return of principal at maturity, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the note, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a note, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such note.

Income Effectively Connected with a Trade or Business within the United States

If a Non-U.S. Holder of the notes is engaged in the conduct of a trade or business within the U.S. and if any interest (including any original issue discount) and gain realized on the settlement at maturity, or upon sale, exchange or redemption of the notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such interest (including any original issue discount) and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

Dividend Equivalent Payments

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Market Measure or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Market Measure or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.